UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2001

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

170 Harbor Way
P.O. Box 511
South San Francisco, California    94083
(Address of principal executive offices, and including zip code)

(650) 837-7000
(Registrant's telephone number, including area code)

Item 5. Other Events

On July 17, 2001, Exelixis, Inc. ("Exelixis") announced a collaboration with Bristol-Myers Squibb Company ("BMS"). The collaboration involved three agreements: (a) a Stock Purchase Agreement; (b) a Cancer Collaboration Agreement; and (c) a License Agreement. Under the terms of the collaboration, BMS (i) purchased 600,600 shares of Exelixis Common Stock in a private placement at a purchase price of $33.30 per share, for proceeds to Exelixis of approximately $20 million; (ii) agreed to pay Exelixis a $5 million license fee and provide Exelixis with $3 million per year in research funding for a minimum of three years; and (iii) granted to Exelixis a worldwide, fully-paid, exclusive license to an analogue to rebeccamycin developed by BMS, which is currently in Phase I and Phase II clinical studies for cancer. Exelixis has agreed to provide BMS with exclusive rights to certain potential small molecule compound drug targets in cancer identified during the term of the research collaboration. A copy of the press release announcing the collaboration is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Document
99.1	Press release, entitled "Bristol-Myers Squibb and Exelixis Enter Pioneering Cancer-Fighting Alliance", dated July 18, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 18, 2001

Exelixis, Inc.

/s/ Glen Y. Sato

Glen Y. Sato
Chief Financial Officer, Vice President, Legal Affairs and Secretary
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Press release, entitled "Bristol-Myers Squibb and Exelixis Enter Pioneering Cancer-Fighting Alliance", dated July 18, 2001.